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                                                                    EXHIBIT 7(A)

NEWS RELEASE

For more information, contact:

June Rochford - AT&T
908-221-8165 (office)
jrochford@att.com

Julie Gleichmann - Liberty Media
(720) 875-5420 (office)
julie@libertymedia.com

FOR RELEASE MONDAY JUNE 18, 2001

                  AT&T BOARD SETS LIBERTY MEDIA SPLIT OFF DATE

                   LIBERTY MEDIA TO BECOME INDEPENDENT COMPANY

NEW YORK; COLORADO - Achieving another significant milestone in its restructuring, AT&T today announced that the split off of Liberty Media Corporation, which owns all of the assets attributed to the Liberty Media Group (NYSE: LMG.A, LMG.B), will occur at 9:00 a.m. (ET) on August 10, 2001. AT&T's Board of Directors voted today to redeem each outstanding share of its Class A and Class B Liberty Media tracking stock for one share of Liberty Media Corporation's Series A and Series B common stock, respectively.

In the redemption, shares of Liberty Media Corporation's common stock will be issued only to former holders of Liberty Media Group tracking stock in exchange for their shares of Liberty Media Group tracking stock. As a result, Liberty Media Corporation will be separated from AT&T and become an independent, publicly-traded company. Following the redemption, Liberty Media Corporation's Series A common stock and Series B common stock will be listed on the New York Stock Exchange under the symbols "LMC.A" and "LMC.B," respectively.

As outlined in the terms of AT&T's charter, a notice of redemption will be mailed to all holders of record of shares of Liberty Media Group common stock as of June 14, 2001. The mailing, which is expected to occur on June 20, 2001, will also include the prospectus forming a part of the registration statement filed by Liberty Media in connection with the redemption. Letters of transmittal for surrendering shares of Liberty Media Group tracking stock will be made available at the redemption time. AT&T said holders should not surrender any shares of Liberty Media Group tracking stock prior to the redemption date.

Liberty Media has retained the services of D.F. King & Co., Inc. as information agent to answer questions about the redemption. Holders of Liberty Media Group tracking stock with questions should call D.F. King at (800) 207-2014. Liberty Media has also retained EquiServe Trust Company, N.A. to act as exchange agent for the redemption and registrar for its common stock following the redemption. EquiServe's toll free number is (800) 348-8288.

AT&T and Liberty Media urge all holders of Liberty Media Group tracking stock to read Liberty Media's registration statement on Form S-1, as well as the exhibits filed with the Securities and Exchange Commission, as they contain important information to assist shareholders in making an informed investment decision. Additional copies of the prospectus forming a part of Liberty Media's registration statement can be obtained by contacting D.F. King. Copies may also be obtained from the website of the Securities and Exchange Commission, http://www.sec.gov.

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AT&T acquired Liberty Media through its acquisition of Tele-Communications, Inc.
(TCI) in March 1999. AT&T said that the split off is intended to better enable Liberty Media to raise capital on its own, use its stock as currency in acquiring, merging or partnering with other companies and help the public markets to better value the company. The action will also eliminate regulatory and competitive conflicts of interest between Liberty Media and AT&T.

As previously announced, AT&T said the Internal Revenue Service has ruled that the redemption of the tracking stock and the split off qualify as tax-free for federal income tax purposes. AT&T also reiterated that following the split off of Liberty Media, John Malone, Chairman of Liberty Media, will retire from the AT&T Board.

The foregoing are "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T's control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of AT&T.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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